UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 10, 2017 (August 10, 2017)

HO WAH GENTING GROUP LIMITED
(Exact name of registrant as specified in its charter)

Nevada	333-199965	47-1662242
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Wisma Ho Wah Genting, No. 35
Jalan Maharajalela, 50150
Kuala Lumpur, Malaysia

(Address of principal executive offices)

Registrant’s telephone number, including area code:	603.2141.6422

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On July 31, 2017, we filed a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State to effect a 1:2 reverse stock split (the “Reverse Split”). The effective date of the Reverse Split, pursuant to FINRA approval (see below), is August 11, 2017 (the “Effective Date”). On the Effective Date, every two (2) outstanding shares of our common stock shall, without further action by us or the holders thereof, became one share of common stock. No fractional shares shall be issued in connection with the Reverse Split. A stockholder who would otherwise be entitled to receive a fractional share will be entitled to receive one whole share. As of the Effective Date, our authorized shares of capital stock shall be reduced in proportion to the Reverse Split ratio. Accordingly, our 1,500,000,000 shares of authorized common stock prior to the Effective Date shall become 750,000,000 shares of authorized common stock on the Effective Date. Additionally, as part of the Reverse Split, the par value of our common stock has been increased from $0.0001 per share to $0.0002 per share, as reflected in the Certificate of Amendment. Under Nevada law, the Reverse Split and corresponding reduction in authorized common stock, and increase in par value of class of our common stock, did not require shareholder approval.

Item 8.01	Other Events.

On August 9, 2017 we received approval from the Financial Industry Regulatory Authority (“FINRA”) to effectuate the Reverse Split at the open of business on August 11, 2017. At such time, our trading symbol will temporarily change to “HWGGD.” The added “D” will remain for 20 business days after which our trading symbol will revert to “HWGG.” When the reverse stock split becomes effective, every two shares of our pre-split issued and outstanding common stock, par value 0.0001 per share, shall be automatically converted into one post-split share of our common stock, par value 0.0002 per share, and with a corresponding reduction of the number of shares of common stock we are authorized to issue, and a related increase in par value. All fractional shares which would otherwise result from the reverse stock split will be rounded up. The new CUSIP number for our common stock following effectiveness of the reverse stock split will be 433707205. Immediately prior to the reverse stock split we will have 1,500,000,000 common shares issued and outstanding and we will have approximately 750,000,000 common shares issued and outstanding immediately after the reverse stock split. Following effectiveness of the Reverse Split, the price of the Company’s common stock in the market should increase, initially, to reflect an adjustment for the Reverse Split ratio.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Articles of Incorporation of Ho Wah Genting Group Limited filed with the Secretary of State of the State of Nevada on July 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2017		HO WAH GENTING GROUP LIMITED

	By:	/s/ Lim Chun Hoo
Lim Chun Hoo
Chief Executive Officer